             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                        Statement to Certificateholders
                                 July 15, 2002


                                                DISTRIBUTION IN DOLLARS
--------------------------------------------------------------------------------------------------------------------------
          ORIGINAL          BEGINNING                                                                           ENDING
            FACE             PRINCIPAL                                                   REALIZED   DEFERRED   PRINCIPAL
CLASS       VALUE             BALANCE       PRINCIPAL      INTEREST       TOTAL           LOSSES    INTEREST    BALANCE
-----   --------------    -------------    ------------  -----------    -----------    ----------   --------  ------------
  A1    357,735,172.00     6,905,037.77    2,707,798.86    11,170.82    2,718,969.68        0.00      0.00     4,197,238.91
  A2     40,000,000.00       772,083.74      302,771.33     1,201.02      303,972.35        0.00      0.00       469,312.41
  R               0.00             0.00            0.00    23,596.48       23,596.48        0.00      0.00             0.00
        --------------    -------------    ------------  -----------    -----------    ----------   --------  ------------
TOTALS  397,735,172.00     7,677,121.51    3,010,570.19    35,968.32    3,046,538.51        0.00      0.00     4,666,551.32
        --------------    -------------    ------------  -----------    -----------    ----------   --------  ------------
  SI      8,117,044.50    82,723,985.56            0.00   319,138.01      319,138.01   11,180.35      0.00    84,048,252.55



                  FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                              PASS-THROUGH RATES
---------------------------------------------------------------------------------------------------------------------
                                                                                                         CURRENT
                BEGINNING                                                         ENDING                PASS-THRU
CLASS           PRINCIPAL       PRINCIPAL     INTEREST          TOTAL            PRINCIPAL     CLASS      RATE
-----       ---------------    ----------    -----------     -----------    ----------------   -----    ----------
     A1         19.30209359    7.56928329     0.03122651      7.60050980        11.73281030      A1     2.080000 %
     A2         19.30209350    7.56928325     0.03002550      7.59930875        11.73281025      A2     2.000000 %
            ---------------    ----------    -----------     -----------    ----------------   -----    ----------
TOTALS          19.30209358    7.56928329     0.09043284      7.65971612        11.73281029
    SI      10,191.39239165    0.00000000    39.31702112     39.31702112    10,354.53884108      SI     0.000000 %


          IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT,
                 PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
                                 Mark M. Volosov
               JPMorgan Chase Bank - Structured Finance Services
                             450 West 33rd, 14th Fl
                            New York, New York 10001
                   Tel: (212) 946-7172 / Fax: (212) 946-8302
                         Email: mark.volosov@chase.com

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                  Copyright(C)2001 J.P. Morgan Chase & Co. All rights reserved.

             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                 July 15, 2002


Sec. 4.01(i)              Principal Collections received during the Collection Period             3,070,657.38
                          Interest Collections received during the Collection Period                395,104.84
                          Additional Draw Amount                                                     61,413.15

Sec. 4.01(iii)            Floating Allocation Percentage                                           10.526686 %
                          Fixed Allocation Percentage                                              98.000000 %

Sec. 4.01(iv)             Investor Certificate Interest Collections                                  37,547.12
Sec. 4.01(v)              Investor Certificate Principal Collections                              3,009,244.23

Sec. 4.01(vi)             Seller Interest Collections                                               319,138.01
                          Seller Principal Collections                                               61,413.15

Sec. 4.01(xi)             Accelerated Principal Distribution Amount                                      10.57
                          Accelerated Principal Distribution Amount Actually Distributed                 10.57

Sec. 4.01(xiii)           Amount Required to be Paid by Seller                                            0.00
                          Amount Required to be Paid by Servicer                                          0.00

Sec. 4.01(xiv)            Servicing Fee                                                              38,419.71
                          Accrued and Unpaid Servicing Fees                                               0.00

Sec. 4.01(xv)             Liquidation Loss Amounts (Net of Charge Off Amounts)                          912.12
                          Charge Off Amounts                                                         11,583.62
                          Charge Off Amounts allocable to Investor Certificateholders                     0.00
                          Cumulative Loss Amounts                                                 1,127,621.20

Sec. 4.01(xvi)            Pool Balance as of end of preceding Collection Period                  92,207,294.00
                          Pool Balance as of end of second preceding Collection Period           94,662,615.63

Sec. 4.01(xvii)           Invested Amount                                                         6,695,801.75

Sec. 4.01(xxi)            Has a Rapid Amortization Event Ocurred?                                          YES

Sec. 4.01(xxii)           Has an Event of Default Ocurred?                                                  NO

Sec. 4.01(xxiii)          Amount Distributed to Credit Enhancer per 5.01(a)(1)                          252.84
                          Amount Distributed to Credit Enhancer per 5.01(a)(6)                            0.00
                          Unreimbursed Amounts Due to Credit Enhancer                                     0.00

Sec. 4.01(xxiv)           Guaranteed Principal Distribution Amount                                        0.00

Sec. 4.01(xxv)            Credit Enhancement Draw Amount                                                  0.00

Sec. 4.01(xxvi)           Amount Distributed to Seller per 5.01(a)(10)                               23,596.48

Sec. 4.01(xxvii)          Maximum Rate                                                                5.0165 %
                          Weighted Average Net Loan Rate                                              5.0165 %



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                  Copyright(C)2001 J.P. Morgan Chase & Co. All rights reserved.

             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                 July 15, 2002


Sec. 4.01(xxviii) Minimum Seller Interest                                                  1,810,420.03

Sec. 4.01(xxix)   Required Servicer Advance                                                        0.00
                  Unreimbursed Required Servicer Advance                                           0.00
                  Required Servicer Advance Reimbursement                                          0.00

Sec. 4.01(xxx)    Spread Account Requirement                                                       0.00
                  Amount on deposit in the Spread Account (after the Spread Withdrawal)            0.00
                  Spread Account Deposit                                                           0.00
                  Spread Account Withdrawal (including Spread Account Deposits)                    0.00



                                  Delinquencies

                                     Group 1
     ------------------------------------------------------------------
     Period               Number    Principal Balance        Percentage
     ------               ------    -----------------        ----------
     0-30 days              0                    0.00           0.00 %
    31-60 days             28              814,666.98           0.90 %
    61-90 days              6              165,094.93           0.18 %
    91-120 days             0                    0.00           0.00 %
    121+ days               3               51,998.64           0.06 %
          Total            37            1,031,760.55           1.14 %


                        Loans in Foreclosure

                               Group 1
          -----------------------------------------------------
          Number         Principal Balance           Percentage
          ------         -----------------           ----------
            0                   0.00                   0.00 %


   Loans in REO

                               Group 1
          -----------------------------------------------------
          Number         Principal Balance           Percentage
          ------         -----------------           ----------
            0                   0.00                   0.00 %

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                  Copyright(C)2001 J.P. Morgan Chase & Co. All rights reserved.